EXCHANGE BANCSHARES, INC.
                              237 Main Street
                           Luckey, Ohio 43443-0177
                          Telephone: (419) 833-3401

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                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
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TO THE SHAREHOLDER:

     Notice is hereby given that the Annual Meeting of Shareholders of Exchange Bancshares, Inc. will be held on Wednesday, May 14, 1997 at Eastwood High School, 4900 Sugar Ridge Road, Pemberville, Ohio following a dinner for share-holders to be held at 6:30 p.m.

     The meeting is for the following purposes:

     1. To elect three Class II Directors of Exchange Bancshares, Inc., each for a three year term expiring in 2000.

     2. To ratify the selection of Robb, Dixon, Francis, Davis, Oneson and Company as the Company's independent certified public accountants for the fiscal year ending December 31, 1997.

     3. To act on such other matters that may properly come before the Annual Meeting of Shareholders and any adjournment or postponement thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the meeting and the voting recommendations of Management. The 1996 Annual Report of Exchange Bancshares, Inc. is also enclosed. Shareholders of record at the close of business on March 15, 1997 are entitled to receive notice of and to vote at the Meeting and any adjournment thereof.

                                        By Order of the Board of Directors

                                        s/Marion Layman

                                        Marion Layman, Chairman,
                                        President and Chief Executive Officer

Luckey, Ohio
April 10, 1997

                                IMPORTANT
          PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY
          AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE, OR OTHERWISE BY DELIVERY TO
          EXCHANGE BANCSHARES, INC. AT 237 MAIN STREET, LUCKEY,
          OHIO 43443, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY BY GIVING A WRITTEN NOTICE OF REVOCATION AND VOTE IN PERSON.